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Exhibit 99.1

For more information contact: Luther Nussbaum Chairman & CEO First Consulting Group 562-624-5221 lnussbaum@fcg.com
FOR RELEASE JANUARY 29, 2003
Chuck McBride EVP and General Manager Life Sciences First Consulting Group 562-624-5300 cmcbride@fcg.com

First Consulting Group Agrees to Acquire Global Software Development Firm
Paragon Solutions, Inc.

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  Onshore/Offshore model with facilities in Atlanta, Bangalore, India, and Ho Chi Minh City, Vietnam

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  Adds more than 300 associates and more than $8 million in revenue to FCG

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  Dramatically lowers the cost of software development to FCG clients

Long Beach, Calif., and Atlanta (Jan. 29, 2003)—First Consulting Group, Inc., (FCG)(NASDAQ:FCGI), today announced the signing of a definitive agreement to acquire Paragon Solutions, Inc. (Paragon) for approximately $4.25 million. Paragon, a venture-backed private company based in Atlanta, provides software development services to companies building enterprise software applications. In addition to its Atlanta office, Paragon has two offshore development centers: one in Bangalore, India, and another in Ho Chi Minh City, Vietnam. In 2002, Paragon had revenues of approximately $8.1 million. Paragon's onshore/offshore delivery model provides a combination of high quality and low cost software development to the most demanding of clients—those building scaleable enterprise applications. The transaction is expected to close prior to the end of February 2003 and is expected to be accretive to FCG's current year earnings.

This acquisition is the second of two strategic acquisitions designed to significantly strengthen FCG's overall suite of offerings in the software development and IT outsourcing markets. In June 2002, FCG acquired a majority stake in Nashville, Tenn.-based Codigent Solutions Group, Inc. (renamed FCG Infrastructure Services, Inc.), a move that added network operating center and data center capability to FCG. The acquisition of Paragon will bring high-quality software-development capability to FCG clients at exceptional value. Paragon is currently assessed at Capability Maturity Model (CMM) Level 3 and expects to achieve CMM Level 5 by the end of 2003. In addition, Paragon brings a highly referenceable client base, meeting FCG's high standard and goal of nearly 100% client referenceability and satisfaction.

Approximately 20% of FCG's revenue is derived from software development services, currently provided from three facilities, two in the U.S. and one in the United Kingdom. With the growth in utilization of and demand for very high quality and low cost global software development resources, FCG believes the Paragon acquisition is an excellent opportunity for FCG to expand its presence in this area. The FCG/Paragon merger will create a strategic, low-cost, high-quality solution, while giving clients increased speed in development, around-the-clock support, and continued exceptional domain knowledge for which FCG is renowned.

Luther Nussbaum, Chairman and CEO of First Consulting Group, said, "We have circled the globe over the past nine months searching for the right relationship. We are exceptionally pleased to have Paragon Solutions join the FCG team. Their core values mirror ours—client performance improvement and employee satisfaction at the center. In addition, their technical skills and focus on domain knowledge are consistent with the services we provide to our clients. These common traits will streamline the integration of our companies."

Chuck McBride, EVP and General Manager of Life Sciences, added, "This merger gives us the ability to offer clients our exceptional in-country domain expertise coupled with low-cost, high-quality global resources to execute our client solutions. We believe we now have the highest value onshore/offshore delivery capability in our vertical market."

Paragon will operate as a wholly owned subsidiary of FCG. It will continue to pursue software development opportunities using the Paragon brand and will be fully integrated into the FCG solution-set for healthcare providers and payers, and for pharmaceutical, biotech and medical device companies under the FCG brand.

Tom Underwood, CEO of Paragon stated, "Our vision over the last three years was to build a scalable, world-class operation and to compete with the leading global onshore/offshore development services companies. With the resources and momentum of FCG, we expect to use our exceptional quality, our multi-country low-cost base, our onshore project and program-management skills and our combined domain expertise to significantly accelerate our growth rate."

Key Transaction Terms

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  On the closing date, a wholly owned subsidiary of FCG will merge with and into Paragon, resulting in Paragon being a wholly owned subsidiary of FCG.

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  The merger is expected to close, subject to customary closing conditions and the approval of Paragon's shareholders, by the end of February 2003.

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  FCG will pay a maximum of $4.25 million to the shareholders of Paragon in the merger in restricted shares of FCG common stock, provided that FCG may pay up to $300,000 of such purchase price in cash under a cash election option in the acquisition. The total purchase price is subject to downward adjustment based upon Paragon's balance sheet, as of the closing date, meeting certain tests. If no Paragon shareholders elect to receive cash and there is no purchase price adjustment, total number of restricted shares to be issued would be 694,444. The share exchange ratio is based upon the average closing price of FCG's common stock for the 15 trading days preceding the execution of the acquisition agreement by FCG and Paragon.

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  Thirty-five percent (35%) of the aggregate purchase price will be placed in escrow at the closing of the merger for a one-year period to satisfy indemnification claims, if any, for breaches by Paragon of the representations, warranties or covenants contained in the acquisition agreement.

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  FCG will assume approximately $7.5 million of indebtedness of Paragon and expects to repay the outstanding amount of indebtedness soon after the closing.

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  The merger will be treated as a tax-free reorganization for federal income tax purposes.

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  The transaction is expected to be accretive to FCG's earnings in 2003.

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  Tom Underwood, CEO of Paragon, will serve as President of the Paragon subsidiary and will retain current key management and staff as part of the operations.

About First Consulting Group

FCG is a leading provider of consulting, technology, outsourcing and applied research services for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Japan. The firm's services increase clients' operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

About Paragon Solutions, Inc.

Paragon Solutions, Inc. is a U.S. company and a leader in providing onshore/offshore software development, development process consulting, application maintenance, reengineering and quality assurance services to premier organizations worldwide. Paragon, headquartered in Atlanta, Georgia, has two wholly owned development centers; one in Bangalore, India and one in Ho Chi Minh City, Vietnam. Paragon's experienced personnel work on site with organizations to define requirements, design software solutions and coordinate the activities of the offshore development teams. Through a combination of qualified resources, a sound development methodology and a wide domain of technical expertise, Paragon delivers high-quality products at significantly reduced rates. Paragon's business plan is simple: to provide organizations with onshore quality at offshore value. Paragon has the ability to deliver low-cost outsourcing teams for short- and long-term development projects. For more information, visit our website at www.paragonsolutions.com.

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This release contains forward-looking statements, including estimates of the future performance, value and profitability of Paragon, the potential of the markets to be served by Paragon and FCG as combined entities, the quality and cost of services to be provided by Paragon and FCG and the forecasted effects of such potential performance and markets on FCG. These forward-looking statements involve known and unknown risks that may cause each of FCG's and Paragon's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include, among other things, (i) the ability of FCG to successfully integrate Paragon's operations; (ii) the contributions of Paragon to FCG's overall operations; (iii) whether the services offered by Paragon and FCG will achieve customer acceptance; (iv) whether the markets that Paragon and FCG expect to serve develop in a manner anticipated by the parties or as projected by analysts; (v) whether Paragon can maintain current levels of CMM quality certification or achieve higher levels of CMM quality certification; (vi) foreign currency exchange rates and cost of labor and availability of resources in Paragon's offshore development centers; and (vii) other factors referenced in FCG's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Exhibit 99.1
First Consulting Group Agrees to Acquire Global Software Development Firm Paragon Solutions, Inc.